Exhibit 99.1
Entergy
639 Loyola Avenue
New Orleans, LA 70113

News
Release

Date:	February 20, 2019

For Release:	Immediately

Contact:	Neal Kirby (Media) (504) 576-4238 nkirby@entergy.com	David Borde (Investor Relations) (504) 576-5668 dborde@entergy.com

Entergy Reports Fourth Quarter and Full Year Financial Results;
Initiates 2019 Earnings Guidance Based on Single New Measure

NEW ORLEANS - Entergy Corporation (NYSE: ETR) reported a fourth quarter 2018 loss per share of (36) cents on an as-reported basis and earnings per share of 60 cents on an operational basis (non-GAAP), which excludes the effects of special items. For the full year, the company reported 2018 earnings per share of $4.63 on an as-reported basis and $7.31 on an operational basis. The as-reported results for the quarter and full year reflected asset impairments and other expenses related to the strategic decision to exit the EWC business.

“Today we are reporting strong results for another successful year, and we are firmly on track to achieve our long-term goals,” said Entergy Chairman and Chief Executive Officer Leo Denault. “In 2018 we executed on our strategy and met major milestones in our transition to a pure-play utility. We expect 2019 will be no different.”

Business highlights included the following:

•	Entergy initiated 2019 guidance and 2020-2021 outlooks for its new ETR adjusted EPS measure.

•	The APSC and PUCT issued orders approving settlements in E-AR’s and E-TX’s base rate proceedings.

Table of Contents Page
News Release1
Appendices10
A: Consolidated Results and Special Items11
B: Earnings Variance Analysis15
C: Utility Financial and Operating Measures18
D: EWC Financial and Operating Measures20
E: Consolidated Financial Measures21
F: Definitions and Abbreviations and Acronyms22
G: GAAP to Non-GAAP Reconciliations26
Financial Statements30

•	In January 2019, Entergy completed the sale of VY to NorthStar.

•	Entergy and Holtec filed Pilgrim’s license transfer application with the NRC.

•	Entergy raised its dividend for the fourth consecutive year.

•	The U.S. Chamber of Commerce Foundation named Entergy a finalist in its 2018 Corporate Citizenship Awards in the "Best Economic Empowerment Program" category.

Consolidated Earnings (GAAP and Non-GAAP Measures)
Fourth Quarter and Year-to-Date 2018 vs. 2017 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of special items)
	Fourth Quarter			Year-to-Date
	2018	2017	Change	2018	2017	Change
(After-tax, $ in millions)
As-reported earnings	(66)	(479)	413	849	412	437
Less special items	(176)	(617)	440	(493)	(889)	396
Operational earnings (non-GAAP)	110	138	(27)	1,341	1,300	41
Estimated weather in billed sales	25	11	14	67	(79)	146

(After-tax, per share in $)
As-reported earnings	(0.36)	(2.66)	2.30	4.63	2.28	2.35
Less special items	(0.96)	(3.42)	2.46	(2.68)	(4.92)	2.24
Operational earnings (non-GAAP)	0.60	0.76	(0.16)	7.31	7.20	0.11
Estimated weather in billed sales	0.13	0.06	0.07	0.37	(0.44)	0.80

Calculations may differ due to rounding

Consolidated Results

For fourth quarter 2018, the company reported a loss of $(66 million), or (36) cents per share, on an as-reported basis and earnings of $110 million, or 60 cents per share, on an operational basis. This compared to a fourth quarter 2017 loss of $(479 million), or $(2.66) per share, on an as-reported basis and earnings of $138 million, or 76 cents per share on an operational basis.

For the full year, the company reported 2018 earnings of $849 million, or $4.63 per share, on an as-reported basis and $1,341 million, or $7.31 per share, on an operational basis. This compared to 2017 earnings of $412 million, or $2.28 per share, on an as-reported basis and earnings of $1,300 million, or $7.20 per share, on an operational basis.

Summary discussions by business are below. Additional details, including information on OCF by business, are provided in Appendix A and a comprehensive analysis of quarterly and year-to-date variances by business is provided in Appendix B.

Utility, Parent & Other Results

For fourth quarter 2018, the Utility business reported earnings attributable to Entergy Corporation of $388 million, or $2.12 per share, on an as-reported basis, and earnings of $350 million, or $1.91 per share, on an operational basis. This compared to a fourth quarter 2017 loss of $(47 million), or (26) cents per share, on an as-reported basis, and earnings of $133 million, or 74 cents per share on an operational basis.

Drivers for the increase in quarterly earnings included:

•
A fourth quarter 2017 revaluation of certain tax assets as a result of tax reform, net of adjustments for customer sharing, which decreased 2017 earnings by $181 million (considered a special item and excluded from operational earnings),

•	In fourth quarter 2018, a $38 million reversal of a portion of the tax reform accrual recorded in 2017 (considered a special item and excluded from operational earnings),

•	A fourth quarter 2018 favorable income tax item, net of a portion reserved for sharing with E-AR customers, which increased earnings by approximately $140 million,

•	New base rate actions to recover investments that benefit customers and

•	Non-fuel O&M expense decreased quarter-over-quarter.

The drivers above were partially offset by:

•	Regulatory provisions in 2018 that lowered earnings into the allowed ranges at E-AR and E-MS as required by their FRPs,

•	A regulatory charge in 2018 for amounts due to E-TX customers for the benefit of the lower federal tax rate retroactive to January 2018 and

•	Higher depreciation expense and taxes other than income taxes.

The current period results also included a $215 million reduction in income taxes, with a corresponding reduction in net revenue, for the amortization of unprotected excess ADIT. This was neutral to earnings.

For fourth quarter 2018, Parent & Other reported a loss of $(81 million), or (44) cents per share, on both an as-reported and operational basis. This compared to a fourth quarter 2017 loss of $(6 million), or (4) cents per share, on an as-reported basis, and a loss of $(58 million), or (33) cents per share, on an operational basis.

As-reported results for 2017 reflected a reduction in income tax expense of $52 million for the revaluation of certain tax assets, which resulted from tax reform. This was considered a special item and excluded from operational earnings.

On a combined basis, Utility, Parent & Other (non-GAAP) contributed $1.68 to fourth quarter 2018 consolidated EPS compared to a loss of (30) cents in fourth quarter 2017. On an adjusted basis, excluding special items and normalizing weather and income taxes, Utility, Parent & Other contributed 51 cents in fourth quarter 2018 to consolidated EPS, compared to 48 cents in fourth quarter 2017.

For full year 2018, the Utility business earned net income attributable to Entergy Corporation of $1,483 million, or $8.09 per share, on an as-reported basis, and earnings of $1,445 million, or $7.88 per share, on an operational basis. This compared to full year 2017 earnings of $762 million, or $4.22 per share, on an as-reported basis, and $942 million, or $5.22 per share on an operational basis.

Drivers for the increase in annual earnings included:

•	A fourth quarter 2017 revaluation of certain tax assets, net of customer sharing, discussed above (considered a special item and excluded from operational earnings),

•	A fourth quarter 2018 reversal of a tax reform accrual discussed above (considered a special item and excluded from operational earnings),

•	Second and fourth quarter 2018 favorable income tax items, net of customer sharing,

•	New base rate actions to recover investments that benefit customers and

•	Higher retail sales, attributable to weather.

The drivers above were partially offset by:

•	Higher operating expenses (non-fuel O&M, taxes other than income taxes and depreciation expense) and

•	2018 regulatory provisions that lowered earnings into the allowed ranges at E-AR and E-MS as required by their FRPs.

Full year 2018 results also reflected the return of unprotected excess ADIT to customers, which affected several income statement line items but was neutral to earnings. Specifically, this reduced income taxes by $775 million, but was offset in net revenue and non-fuel O&M.

For 2018, Parent & Other reported a loss of $(292 million), or $(1.59) per share, on an as-reported and operational basis. This compared to a 2017 loss of $(175 million), or (97) cents per share, on an as-reported basis, and $(228 million), or $(1.26) per share, on an operational basis. As-reported results for 2017 included a decrease in income tax expense, which resulted from tax reform as described above. This was considered a special item and excluded from operational earnings. 2018 results also reflected higher interest expense.

On a combined basis, Utility, Parent & Other (non-GAAP) contributed $6.50 to 2018 consolidated EPS, compared to $3.25 in 2017. On an adjusted basis, normalizing weather and income taxes, Utility, Parent & Other contributed $4.71 to 2018 consolidated EPS, compared to $4.57 in 2017.

Appendix C contains additional details on Utility financial and operating measures, including a reconciliation for non-GAAP Utility, Parent & Other adjusted earnings and EPS.

Entergy Wholesale Commodities Results

For fourth quarter 2018, EWC recorded a loss attributable to Entergy Corporation of $(373 million), or $(2.04) per share, on an as-reported basis and loss $(158 million), or (87) cents per share, on an operational basis. This compared to fourth quarter 2017 loss of $(425 million), or $(2.36) per share, on an as-reported basis and earnings of $63 million, or 35 cents per share, on an operational basis.

As-reported results in both periods reflected impairments and other expenses recorded as a result of the strategic decision to exit the EWC business. In fourth quarter 2018, these items totaled $(214 million), or $(1.17) per share. This amount included a revision to Vermont Yankee’s asset retirement obligation as a result of its approved sale, which resulted in in a pre-tax asset impairment of $(173 million). In fourth quarter 2017, these items totaled $(92 million), or (51) cents per share. Fourth quarter 2017 results also reflected the write-down of certain tax assets totaling $(397 million) as a result of tax reform. All of these items were considered special items and excluded from operational earnings.

The current period results included losses on decommissioning trust fund investments, as well as lower net revenue as a result of lower nuclear energy volume. Partially offsetting these items were lower non-fuel O&M expense and lower income tax expense primarily due to lower pre-tax income.

For the full year, EWC reported a loss of $(343 million), or $(1.87) per share, on an as-reported basis, and earnings of $188 million, or $1.02 per share on an operational basis. In 2017, EWC realized a loss of $(175 million), or (97) cents per share, on an as-reported basis, and earnings of $586 million, or $3.24 per share on an operational basis. Both periods reflected the effects of the strategic decision to exit the EWC business as well as the 2017 tax reform item noted above. Other drivers included lower net revenue from the nuclear business, losses on decommissioning trust fund investments and lower depreciation and decommissioning expenses. Additionally, 2018 results included less favorable income tax items, excluding the 2017 tax reform item.

Appendix D contains additional details on EWC financial and operating measures, including a reconciliation for non-GAAP EWC operational adjusted EBITDA.

Earnings Guidance

Entergy initiated its 2019 adjusted earnings guidance range of $5.10 to $5.50 per share. See webcast presentation slides for additional details.

The company has provided 2019 earnings guidance with regard to the non-GAAP measure of Entergy adjusted EPS. This measure excludes from the corresponding GAAP financial measures the effect of adjustments as described below under “Non-GAAP Financial Measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during 2019. One such adjustment will be the exclusion of EWC earnings from Entergy adjusted EPS. We currently estimate that the contribution of EWC to Entergy’s as-reported EPS will be approximately $(1.25) per share in 2019. This estimate is subject to substantial uncertainty due to, among other things, the potential effects of the strategic decision to exit the EWC business.

Earnings Teleconference

A teleconference will be held at 10:00 a.m. Central Time on Wednesday, February 20, 2019, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing 844-309-6569, conference ID 6799533, no more than 15 minutes prior to the start of the call. The webcast slide presentation is also posted to Entergy’s website concurrent with this release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through February 27, 2019, by dialing 855-859-2056, conference ID 6799533. This release and the webcast slide presentation are also available on the Entergy Investor Relations mobile web app at iretr.com.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including nearly 9,000 megawatts of nuclear power. Entergy delivers electricity to 2.9 million utility customers in Arkansas, Louisiana,

Mississippi and Texas. Entergy has annual revenues of approximately $11 billion and nearly 13,700 employees.

Entergy Corporation’s common stock is listed on the New York and Chicago stock exchanges under the symbol “ETR.”

Details regarding Entergy’s results of operations, regulatory proceedings and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast slide presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations and on Entergy’s Investor Relations mobile web app at iretr.com.

Entergy maintains a web page as part of its Investor Relations website, entitled “Regulatory and Other Information,” which provides investors with key updates of certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.

For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix F.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Certain non-GAAP financial measures in this news release could differ from GAAP in that the figure or ratio states or includes operational earnings. Operational earnings are not calculated in accordance with GAAP because they exclude the effect of “special items.” Special items are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, and may include items such as impairments, and certain gains or losses including those that may occur as a result of strategic decisions such as Entergy’s decision to exit the EWC business. In addition, other financial measures including net income (or earnings), adjusted for preferred dividends and tax effected interest expense; net revenue; return on average invested capital; and return on average common equity are included on both an operational and as-reported basis. In each case, the metrics defined as “operational” would exclude the effect of special items as defined above.

Entergy reports the combination of the Utility segment with Parent & Other as Utility, Parent & Other, which is all of Entergy excluding the EWC segment, since management uses this combination in making decisions about its ongoing business in light of its decision to exit the merchant power business. Entergy also reports Utility, Parent & Other adjusted earnings, which combines the Utility segment with Parent & Other, excludes applicable special items and normalizes weather and income tax expense for the periods presented, because it believes that these financial metrics provide useful information to investors in evaluating the ongoing results of Entergy’s businesses and assist investors in comparing Entergy’s financial performance to the financial performance of other companies in the Utility sector. The methodologies employed to determine the normalized weather and income tax expense adjustments, each of which is further described in this release, involve estimations and the judgement of management.

Beginning with first quarter 2019 financial results, Entergy intends to report earnings using the non-GAAP measure of Entergy adjusted earnings, which excludes the effect of certain “adjustments,” including the removal of the Entergy Wholesale Commodities segment in light of its decision to exit the merchant power business. Beginning with this release, Entergy is also providing guidance and outlooks using adjusted earnings on a per share basis. Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the EWC segment given its strategic decision to exit the EWC business, and items such as certain costs, expenses, significant tax items, or other specified items. Entergy believes that this financial measure provides useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.

In addition to reporting earnings per share on a consolidated basis, Entergy reports on a per share basis the earnings or loss of each of its segments, together with the combination of the Utility segment and Parent & Other. These per share measures represent the net income or loss of such segment or segments divided by the diluted average number of common shares outstanding for the period. Beginning with Entergy’s first quarter 2019 financial results, Entergy intends to report its adjusted earnings on a per share basis. Entergy believes such per share measures provide useful information to investors in understanding the results of operations of those businesses and their contribution to Entergy’s consolidated results of operations.

Other non-GAAP measures, including adjusted EBITDA; operational adjusted EBITDA; gross liquidity; debt to capital ratio, excluding securitization debt; net debt to net capital ratio, excluding securitization debt; parent debt to total debt ratio, excluding securitization debt; operational FFO to debt ratio, excluding securitization debt and operational FFO to debt ratio, excluding securitization debt and return of unprotected excess ADIT are measures Entergy uses internally for management and board discussions and performance monitoring activities to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the Utility sector.

The non-GAAP financial measures and other reported adjusted items in this release are presented in addition to, and in conjunction with, results presented in accordance with GAAP. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and to not rely on any single financial measure. Non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, Entergy’s 2019 earnings guidance; its current financial and operational outlook; and other statements of Entergy’s plans, beliefs or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating and regulatory costs and risks; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with strategic transactions that Entergy or its subsidiaries may undertake, including the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) effects of changes in federal, state or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental or energy policies; and (i) the effects of technological changes and changes in commodity markets, capital markets or economic conditions; and (j) impacts from a terrorist attack, cybersecurity threats, data security breaches or other attempts to disrupt Entergy’s business or operations, and other catastrophic events.

Fourth Quarter 2018 Earnings Release Appendices and Financial Statements

Appendices
Appendices are presented in this section as follows:

•	A: Consolidated Results and Special Items

•	B: Earnings Variance Analysis

•	C: Utility Financial and Operating Measures

•	D: EWC Financial and Operating Measures

•	E: Consolidated Financial Measures

•	F: Definitions and Abbreviations and Acronyms

•	G: GAAP to Non-GAAP Reconciliations

Financial Statements
Financial statements are presented in this section.

A: Consolidated Results and Special Items
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to operational earnings (non-GAAP).

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures
Fourth Quarter and Year-to-Date 2018 vs. 2017 (See Appendix A-3 and Appendix A-4 for details on special items, including income tax effects on adjustments)

	Fourth Quarter			Year-to-Date
	2018	2017	Change	2018	2017	Change
(After-tax, $ in millions)
Earnings (loss)
Utility	388	(47)	435	1,483	762	722
Parent & Other	(81)	(6)	(75)	(292)	(175)	(116)
EWC	(373)	(425)	53	(343)	(175)	(168)
Consolidated	(66)	(479)	413	849	412	437

Less special items
Utility	38	(181)	219	38	(181)	219
Parent & Other	—	52	(52)	—	52	(52)
EWC	(214)	(488)	274	(531)	(760)	229
Consolidated	(176)	(617)	440	(493)	(889)	396

Operational earnings (loss) (non-GAAP)
Utility	350	133	217	1,445	942	503
Parent & Other	(81)	(58)	(23)	(292)	(228)	(64)
EWC	(158)	63	(221)	188	586	(398)
Consolidated	110	138	(27)	1,341	1,300	41
Estimated weather in billed sales	25	11	14	67	(79)	146

Diluted average number of common shares outstanding (in millions)	183.1	180.3		183.4	180.5

(After-tax, per share in $) (a)
Earnings (loss)
Utility	2.12	(0.26)	2.38	8.09	4.22	3.87
Parent & Other	(0.44)	(0.04)	(0.40)	(1.59)	(0.97)	(0.62)
EWC	(2.04)	(2.36)	0.32	(1.87)	(0.97)	(0.90)
Consolidated	(0.36)	(2.66)	2.30	4.63	2.28	2.35

Less special items
Utility	0.21	(1.00)	1.21	0.21	(1.00)	1.21
Parent & Other	—	0.29	(0.29)	—	0.29	(0.29)
EWC	(1.17)	(2.71)	1.54	(2.89)	(4.21)	1.32
Consolidated	(0.96)	(3.42)	2.46	(2.68)	(4.92)	2.24

Operational earnings (loss) (non-GAAP)
Utility	1.91	0.74	1.17	7.88	5.22	2.66
Parent & Other	(0.44)	(0.33)	(0.11)	(1.59)	(1.26)	(0.33)
EWC	(0.87)	0.35	(1.22)	1.02	3.24	(2.22)
Consolidated	0.60	0.76	(0.16)	7.31	7.20	0.11
Estimated weather in billed sales	0.13	0.06	0.07	0.37	(0.44)	0.80

Calculations may differ due to rounding

(a)	Per share amounts are calculated by dividing the earnings (loss) by the diluted average number of common shares outstanding for the period.

See Appendix B for detailed earnings variance analysis.

Appendix A-2 provides a comparative summary of OCF by business.

Appendix A-2: Consolidated Operating Cash Flow
Fourth Quarter and Year-to-Date 2018 vs. 2017
($ in millions)
	Fourth Quarter			Year-to-Date
	2018	2017	Change	2018	2017	Change
Utility	699	934	(235)	2,693	2,939	(246)
Parent & Other	(20)	(134)	114	(234)	(452)	218
EWC	(153)	111	(264)	(74)	137	(211)
Consolidated	526	911	(385)	2,385	2,624	(239)

Calculations may differ due to rounding

OCF decreased quarter-over-quarter due primarily to the return of the unprotected excess ADIT to customers, as well as lower net revenue at EWC, higher spending on nuclear refueling outages and higher severance and retention payments at EWC.

OCF decreased year-over-year, driven by the return of the unprotected excess ADIT to customers and lower net revenue at EWC. Favorable weather at the Utility and lower severance and retention payments at EWC, partially offset the decrease.

For both the quarter and the full year, intercompany income tax payments contributed to the line of business variances.

Appendix A-3 and Appendix A-4 list special items by business. Amounts are shown on both an earnings and EPS basis. Special items are included in as-reported earnings consistent with GAAP, but are excluded from operational earnings. As a result, operational earnings is considered a non-GAAP measure.

Appendix A-3: Special Items by Driver (shown as positive/(negative) impact on earnings or EPS)
Fourth Quarter and Year-to-Date 2018 vs. 2017
(Pre-tax except for income tax effects and total, $ in millions)
	Fourth Quarter			Year-to-Date
	2018	2017	Change	2018	2017	Change
Utility
Tax reform	38	(181)	219	38	(181)	219
Total Utility	38	(181)	219	38	(181)	219

Parent & Other
Tax reform	—	52	(52)	—	52	(52)
Total Parent & Other	—	52	(52)	—	52	(52)

EWC
Items associated with the strategic decision to exit the EWC business	(271)	(141)	(131)	(672)	(628)	(44)
Income tax effect on adjustments above (b)	57	49	8	141	220	(79)
Income tax benefit resulting from FitzPatrick transaction	—	—	—	—	45	(45)
Tax reform	—	(397)	397	—	(397)	397
Total EWC	(214)	(488)	274	(531)	(760)	229

Total special items	(176)	(617)	440	(493)	(889)	396

(After-tax, per share in $) (c)
Utility
Tax reform	0.21	(1.00)	1.21	0.21	(1.00)	1.21
Total Utility	0.21	(1.00)	1.21	0.21	(1.00)	1.21

Parent & Other
Tax reform	—	0.29	(0.29)	—	0.29	(0.29)
Total Parent & Other	—	0.29	(0.29)	—	0.29	(0.29)

EWC
Items associated with the strategic decision to exit the EWC business	(1.17)	(0.51)	(0.66)	(2.89)	(2.26)	(0.63)
Income tax benefit resulting from FitzPatrick transaction	—	—	—	—	0.25	(0.25)
Tax reform	—	(2.20)	2.20	—	(2.20)	2.20
Total EWC	(1.17)	(2.71)	1.54	(2.89)	(4.21)	1.32

Total special items	(0.96)	(3.42)	2.46	(2.68)	(4.92)	2.24

Calculations may differ due to rounding

(b)	Income tax effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply.

(c)
EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply to each adjustment and then dividing by the diluted average number of common shares outstanding for the period.

Appendix A-4: Special Items by Income Statement Line Item (shown as positive/(negative) impact on earnings)
Fourth Quarter and Year-to-Date 2018 vs. 2017
(Pre-tax except for Income taxes and Total, $ in millions)
	Fourth Quarter			Year-to-Date
	2018	2017	Change	2018	2017	Change
Utility
Net revenue	—	56	(56)	—	56	(56)
Income taxes (d)	38	(236)	274	38	(236)	274
Total Utility	38	(181)	219	38	(181)	219

Parent & Other
Income taxes (d)	—	52	(52)	—	52	(52)
Total Parent & Other	—	52	(52)	—	52	(52)

EWC
Net revenue	—	—	—	—	91	(91)
Non-fuel O&M	(34)	(22)	(11)	(131)	(201)	70
Asset write-off and impairments	(235)	(117)	(118)	(532)	(538)	6
Taxes other than income taxes	(3)	(2)	(1)	(8)	(10)	1
Gain on sale of assets	—	—	—	—	16	(16)
Miscellaneous net (other income)	—	—	—	—	15	(15)
Income taxes (d)	57	(347)	404	141	(133)	274
Total EWC	(214)	(488)	274	(531)	(760)	229

Total special items (after-tax)	(176)	(617)	440	(493)	(889)	396

Calculations may differ due to rounding

(d)
Income taxes included the income tax effect of the special items which were calculated using the estimated income tax rate that is expected to apply to each item. The year-to-date 2017 period also included the income tax benefit which resulted from the FitzPatrick transaction.

B: Earnings Variance Analysis
Appendix B provides details of current quarter 2018 versus 2017 as-reported and operational earnings variance analysis for Utility, Parent & Other and EWC.

Appendix B-1: As-Reported and Operational Earnings Variance Analysis
Fourth Quarter 2018 vs. 2017
(Pre-tax except for Income taxes, $ in millions)
	Utility			Parent & Other			EWC			Consolidated
	As-Reported	Opera-tional		As-Reported	Opera-tional		As- Reported	Opera-tional		As- Reported	Opera- tional
2017 earnings	(47)	133		(6)	(58)		(425)	63		(479)	138
Net revenue	(315)	(259)	(e)	—	—		(52)	(52)	(f)	(367)	(311)
Non-fuel O&M	33	33	(g)	(2)	(2)		12	23	(h)	43	54
Asset write-offs and impairments	—	—		—	—		(118)	—	(i)	(118)	—
Decommissioning expense	(2)	(2)		—	—		(5)	(5)		(7)	(7)
Taxes other than income taxes	(7)	(7)		—	—		(1)	—		(8)	(7)
Depreciation/amortization exp.	(13)	(13)		—	—		3	3		(10)	(10)
Other income (deductions)	(7)	(7)		(4)	(4)		(247)	(247)	(j)	(258)	(258)
Interest exp. and other charges	4	4		(11)	(11)		(2)	(2)		(9)	(9)
Income taxes	742	468	(k)	(58)	(6)	(l)	463	58	(m)	1,147	520
2018 earnings	388	350		(81)	(81)		(373)	(158)		(66)	110

Appendix B-2: As-Reported and Operational Earnings Variance Analysis
Year-to-Date 2018 vs. 2017
(Pre-tax except for Income taxes, $ in millions)
	Utility			Parent & Other			EWC			Consolidated
	As-Reported	Opera-tional		As-Reported	Opera-tional		As- Reported	Opera-tional		As- Reported	Opera- tional
2017 earnings	762	942		(175)	(228)		(175)	586		412	1,300
Net revenue	(693)	(637)	(e)	—	—		(192)	(101)	(f)	(885)	(738)
Non-fuel O&M	(81)	(81)	(g)	(10)	(10)		67	13	(h)	(25)	(78)
Asset write-offs and impairments	—	—		—	—		6	—		6	—
Decommissioning expense	1	1		—	—		16	16	(n)	17	17
Taxes other than income taxes	(26)	(26)	(o)	—	—		1	—		(24)	(25)
Depreciation/amortization exp.	(23)	(23)	(p)	—	—		43	43	(q)	20	20
Other income (deductions)	22	22	(r)	(7)	(7)		(222)	(207)	(j)	(206)	(192)
Interest exp. and other charges	(6)	(6)		(29)	(29)	(s)	(10)	(10)		(45)	(45)
Income taxes	1,527	1,253	(k)	(70)	(18)	(l)	123	(151)	(m)	1,579	1,083
2018 earnings	1,483	1,445		(292)	(292)		(343)	188		849	1,341

Calculations may differ due to rounding

Utility Net Revenue As-reported Variance Analysis 2018 vs. 2017 (Pre-tax, $ in millions)
	Fourth Quarter	Year-to-Date
Estimated weather	15	218
Volume/unbilled	(7)	(8)
Retail electric price	33	106
Regulatory credit for tax reform	(56)	(56)
Regulatory charge for lower tax rate	(25)	(102)
Reg. provisions for E-AR and E-MS FRPs	(44)	(44)
Regulatory liability for tax sharing	(40)	(40)
Unprotected excess ADIT	(215)	(770)
Other, including Grand Gulf recovery	24	3
Total	(315)	(693)

(e)
The fourth quarter and year-to-date earnings decreases from lower Utility net revenue were driven by the return of unprotected excess ADIT to customers (offset in income taxes), as well as a regulatory credit of $56 million in fourth quarter 2017 as a result of tax reform (classified as a special item). Regulatory charges at E-LA, E-TX, and E-NO to return the benefit of the lower federal tax rate to customers, regulatory provisions that lowered earnings into the allowed ranges at E-AR and E-MS as required by their FRPs, and a regulatory liability for tax sharing with E-AR customers (this partially offsets the income tax item discussed in footnote k) contributed to the variances. These decreases were partially offset by the effects of weather. In the fourth quarter, weather-adjusted billed sales volume decreased. However year-to-date weather-adjusted billed sales volume increased, but this was more than offset by lower volume in the unbilled period. 2018 results also included rate changes from E-AR’s and E-LA’s FRP and E-TX’s base rate case.

(f)
The fourth quarter and year-to-date earnings decreases from lower EWC net revenue reflected lower prices as well as lower volume from EWC’s merchant nuclear plants. The year-to-date as-reported variance reflected cost reimbursements from the buyer related to the FitzPatrick sale in first quarter 2017 (classified as a special item and offset in non-fuel O&M).

(g)
The fourth quarter earnings increase from lower Utility non-fuel O&M was due primarily to lower nuclear costs, lower benefits costs and a gain on the sale of an asset. The year-to-date earnings decrease from higher Utility non-fuel O&M was due primarily to higher spending on fossil and distribution operations, as well as higher transmission and IT costs. Energy efficiency spending and storm reserves were also higher (largely offset in net revenue). This was partially offset by higher nuclear insurance refunds in 2018 compared to 2017, as well as the gain on the sale of an asset in fourth quarter 2018.

(h)
The fourth quarter earnings increase from lower EWC non-fuel O&M was due primarily to lower labor and contract costs. The year-to-date as-reported earnings increase reflected costs incurred in first quarter 2017 related to the agreement to sell FitzPatrick (classified as a special item and offset in net revenue). This was partially offset by higher severance and retention costs related to the strategic decision to exit the EWC business compared to 2017, as well as the gain on the sale of FitzPatrick in first quarter 2017 (both classified as a special items).

(i)
The fourth quarter as-reported earnings decrease from higher EWC asset write-offs and impairments resulted from a revision of Vermont Yankee's ARO, partially offset by a gain on proceeds from the settlement of spent fuel litigation at Pilgrim (both classified as special items).

(j)
The fourth quarter and year-to-date earnings decreases from lower EWC other income (deductions) were due largely to losses on decommissioning trust fund investments, including unrealized losses on equity investments that were previously recorded as other comprehensive income on the balance sheet, now recorded to the income statement. The year-to-date as-reported earnings decrease also reflected the absence of gains on the receipt of the Indian Point 3 and FitzPatrick decommissioning trust funds from NYPA in first quarter 2017 (classified as a special item).

(k)
The fourth quarter and year-to-date earnings increases from lower Utility income taxes were primarily due to the amortization of the unprotected excess ADIT (offset in net revenue) and an income tax item in fourth quarter 2018 of approximately $170 million resulting from the restructuring of E-AR (this was partly offset by customer sharing recorded as a regulatory charge, included in net revenue). The change in the federal income tax rate also contributed to the increases. The fourth quarter and year-to-date as-reported earnings increases also reflected the write-down of certain tax assets totaling $236 million as a result of tax reform in fourth quarter 2017 (classified as a special item and a portion offset in net revenue) and $38 million in fourth quarter 2018 related to the reversal of a tax accrual (classified as special item). The year-to-date variance also reflected income tax benefits from the settlement of the 2012‒2013 IRS audit in second quarter 2018.

(l)
The fourth quarter and year-to-date earnings decreases reflected a fourth quarter 2017 reduction of income tax totaling $52 million as a result of tax reform (classified as a special item). The change in the federal income tax rate also contributed to the variances.

(m)
The fourth quarter and year-to-date as-reported earnings increases from lower EWC income taxes reflected the write-down of certain tax assets totaling $397 million as a result of tax reform in fourth quarter 2017 (classified as a special item). The year-to-date as-reported variance also reflected additional income tax expense due to the lower level of special items and a tax benefit in first quarter 2017, which resulted from the sale of FitzPatrick (classified as a special item). The year-to-date operational earnings decrease reflected a $373 million reduction in tax expense in second quarter 2017. The increase was partially offset by $13 million in tax benefits from the settlement of the 2012‒2013 IRS audit in second quarter 2018, a reduction in income tax expense of $107 million for a restructuring of its interest in an EWC decommissioning trust fund in third quarter 2018 and a benefit of $23 million from the conclusion of a state income tax audit also in third quarter 2018. Changes in pre-tax income and the federal income tax rate also contributed to the fourth quarter and year-to-date variances.

(n)	The year-to-date earnings increase from lower EWC decommissioning expense was due primarily to the sale of FitzPatrick in first quarter 2017.

(o)	The year-to-date earnings decrease from higher Utility taxes other than income taxes was due to higher ad valorem and payroll taxes.

(p)	The year-to-date earnings decrease from higher Utility depreciation expense was due to higher plant in service, partially offset by updated depreciation rates at SERI (offset in net revenue).

(q)
The year-to-date earnings increase from lower EWC depreciation expense was due primarily to the decision to operate Palisades until May 2022, thereby extending the period in which the plant is depreciated.

(r)
The year-to-date earnings increase from higher Utility other income (deductions) was due primarily to higher AFUDC - equity funds due to higher CWIP balances, partially offset by losses on the decommissioning trust fund investments (largely offset in net revenue).

(s)	The year-to-date earnings decrease from higher Parent & Other interest expense was due to higher borrowings, combined with higher variable interest rates.

C: Utility Financial and Operating Measures
Appendix C-1 provides a comparative summary of Utility, Parent & Other adjusted earnings and EPS contribution, each of which excludes the effects of special items and normalizes weather and income tax expense.

Appendix C-1: Utility, Parent & Other Adjusted Earnings and EPS - Reconciliation of GAAP to Non-GAAP Measures
Fourth Quarter and Year-to-Date 2018 vs. 2017 (See Appendix A for details on special items)
	Fourth Quarter			Year-to-Date
	2018	2017	Change	2018	2017	Change
($ in millions)
Utility as-reported earnings (loss)	388	(47)	435	1,483	762	722
Parent & Other as-reported (loss)	(81)	(6)	(75)	(292)	(175)	(116)
UP&O as-reported earnings	307	(54)	360	1,191	586	605

Less:
Special items	38	(129)	167	38	(129)	167
Estimated weather (t)	34	18	15	90	(128)	218
Tax effect of estimated weather (u)	(9)	(7)	(2)	(23)	49	(72)
Portion of E-AR and E-MS weather reserved for customers	(15)	—	(15)	(15)	—	(15)
Tax effect on E-AR and E-MS customer reserve (u)	4	—	4	4	—	4
Estimated weather, net of customer reserve (after-tax)	14	11	3	56	(79)	135

Difference between effective and statutory income tax rates (v)	160	(22)	183	233	(31)	264

UP&O adjusted earnings	94	86	8	864	824	40

(After-tax, per share in $) (w)
Utility as-reported earnings	2.12	(0.26)	2.38	8.09	4.22	3.87
Parent & Other as-reported (loss)	(0.44)	(0.04)	(0.40)	(1.59)	(0.97)	(0.62)
UP&O as-reported earnings	1.68	(0.30)	1.98	6.50	3.25	3.25

Less:
Special items	0.21	(0.71)	0.92	0.21	(0.71)	0.92
Estimated weather, net of customer reserve	0.08	0.06	0.01	0.31	(0.44)	0.75
Difference between effective and statutory income tax rates (v)	0.88	(0.12)	1.00	1.27	(0.17)	1.44
UP&O adjusted earnings	0.51	0.48	0.04	4.71	4.57	0.14

Calculations may differ due to rounding

(t)
The effects of weather were estimated using heating degree days and cooling degree days for the billing cycles from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

(u)	Income tax effect is calculated by multiplying the pre-tax amount by the estimated income tax rates that are expected to apply.

(v)
Other income tax items represent the adjustment made to income tax expense to reflect a statutory tax rate estimated to be 25.5% in 2018 and 38.5% in 2017. The fourth quarter and year-to-date 2018 periods exclude reductions of $215 million and $775 million, respectively, for the return of unprotected excess ADIT (no earnings impact).

(w)
EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply to each adjustment and then dividing by the diluted average number of common shares outstanding for the period.

Appendix C-2 provides comparative summaries of Utility operating and financial measures.

Appendix C-2: Utility Operating and Financial Measures
Fourth Quarter and Year-to-Date 2018 vs. 2017
	Fourth Quarter				Year-to-Date
	2018	2017	% Change	% Weather Adjusted (x)	2018	2017	% Change	% Weather Adjusted (x)
GWh billed
Residential	8,250	8,024	2.8%	(0.1%)	37,107	33,834	9.7%	0.5%
Commercial	7,026	7,150	(1.7%)	(1.8%)	29,426	28,745	2.4%	0.1%
Governmental	646	627	3.0%	3.1%	2,581	2,511	2.8%	1.9%
Industrial	11,882	11,940	(0.5%)	(0.5%)	48,384	47,769	1.3%	1.3%
Total retail sales	27,804	27,741	0.2%	(0.6%)	117,498	112,859	4.1%	0.8%
Wholesale	2,927	3,295	(11.2%)		11,715	11,550	1.4%
Total sales	30,731	31,036	(1.0%)		129,213	124,409	3.9%

Number of electric retail customers
Residential					2,481,027	2,466,671	0.6%
Commercial					356,618	354,189	0.7%
Governmental					17,839	17,828	0.1%
Industrial					45,790	46,193	(0.9%)
Total retail customers					2,901,274	2,884,881	0.6%

Net revenue ($ in millions)	1,238	1,553	(20.3%)		5,626	6,318	(11.0%)
Non-fuel O&M (per MWh in $)	22.36	23.21	(3.7%)		20.52	20.66	(0.7%)

Calculations may differ due to rounding
Certain prior year data has been reclassified to conform with current year presentation

(x)
The effects of weather were estimated using heating degree days and cooling degree days for the billing cycles from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

D: EWC Financial and Operating Measures
Appendix D-1 provides a comparative summary of EWC operational adjusted EBITDA (non-GAAP).

Appendix D-1: EWC Operational Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
Fourth Quarter and Year-to-Date 2018 vs. 2017
($ in millions)	Fourth Quarter			Year-to-Date
	2018	2017	Change	2018	2017	Change
Net income (loss)	(372)	(425)	53	(341)	(172)	(169)
Add back: interest expense	8	6	2	34	24	10
Add back: income taxes	(102)	361	(463)	(269)	(146)	(123)
Add back: depreciation and amortization	34	36	(2)	150	193	(43)
Subtract: interest and investment income	(169)	81	(250)	15	224	(209)
Add back: decommissioning expense	64	60	4	239	255	(16)
Adjusted EBITDA (non-GAAP)	(199)	(43)	(156)	(202)	(71)	(131)
Add back pre-tax special items for:
Items associated with the strategic decision to exit the EWC business	271	141	130	672	644	28
Gain on the sale of FitzPatrick	—	—	—	—	(16)	16
Operational adjusted EBITDA (non-GAAP)	72	98	(26)	470	557	(87)

Calculations may differ due to rounding

Appendix D-2 provides a comparative summary of EWC operating and financial measures.

Appendix D-2: EWC Operating and Financial Measures
Fourth Quarter and Year-to-Date 2018 vs. 2017 (See Appendix G for reconciliation of GAAP to non-GAAP measures)
	Fourth Quarter			Year-to-Date
	2018	2017	% Change	2018	2017	% Change
Owned capacity (MW)	3,962	3,962	—	3,962	3,962	—
GWh billed	8,022	7,885	1.7	29,875	30,501	(2.1)
As-reported net revenue ($ in millions)	281	333	(15.6)	1,276	1,469	(13.1)
Operational net revenue (non-GAAP) ($ in millions)	281	333	(15.6)	1,276	1,378	(7.4)

EWC Nuclear Fleet
Capacity factor	78%	93%	(16.1)	84%	83%	1.2
GWh billed	7,520	7,317	2.8	27,617	28,178	(2.0)
Production cost per MWh	$18.79	$18.73	0.3	$17.68	$18.70	(5.5)
Average energy/capacity revenue per MWh (y)	$48.97	$48.82	0.3	$49.13	$51.82	(5.2)
As-reported net revenue ($ in millions)	274	327	(16.2)	1,258	1,456	(13.6)
Operational net revenue (non-GAAP) ($ in millions)	274	327	(16.2)	1,258	1,365	(7.8)
Refueling outage days
FitzPatrick	—	—		—	42
Indian Point 2	—	—		33	—
Indian Point 3	—	—		—	66
Palisades	61	—		61	27
Pilgrim	—	—		—	43

Calculations may differ due to rounding

(y)	Average energy/capacity revenue per MWh excluding FitzPatrick was $50.05 in year-to-date 2017.

See appendix in the webcast slide presentation for EWC nuclear capacity and generation disclosure.

E: Consolidated Financial Measures
Appendix E provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix E: GAAP and Non-GAAP Financial Measures
Fourth Quarter 2018 vs. 2017 (See Appendix G for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending December 31	2018	2017	Change
GAAP Measures
ROIC - as-reported	5.3%	3.4%	1.9%
ROE - as-reported	10.1%	5.1%	5.0%
Non-GAAP Measures
ROIC - operational	7.2%	7.1%	0.1%
ROE - operational	15.9%	16.2%	(0.3%)

As of December 31 ($ in millions)	2018	2017	Change
GAAP Measures
Cash and cash equivalents	481	781	(300)
Revolver capacity	4,056	4,174	(118)
Commercial paper	1,942	1,467	475
Total debt	18,133	16,677	1456
Securitization debt	424	545	(121)
Debt to capital ratio	66.7%	67.1%	(0.4%)
Off-balance sheet liabilities:
Debt of joint ventures - Entergy’s share	61	67	(6)
Leases - Entergy’s share	448	429	19
Power purchase agreements accounted for as leases	106	136	(30)
Total off-balance sheet liabilities	615	632	(17)
Non-GAAP Measures
Debt to capital ratio, excluding securitization debt	66.1%	66.3%	(0.1%)
Gross liquidity	4,537	4,955	(418)
Net debt to net capital ratio, excluding securitization debt	65.5%	65.2%	0.4%
Parent debt to total debt ratio, excluding securitization debt	22.6%	21.8%	0.8%
Operational FFO to debt ratio, excluding securitization debt	12.0%	15.9%	(3.9%)
Operational FFO to debt ratio, excluding securitization debt and return of unprotected excess ADIT	15.3%	15.9%	(0.6%)

F: Definitions and Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures. Non-GAAP financial measures remove the effects of financial events that are not routine from commonly used financial measures.

Appendix F-1: Definitions
Utility Operating and Financial Measures
GWh billed	Total number of GWh billed to retail and wholesale customers
Net revenue	Operating revenues less fuel, fuel related expenses and gas purchased for resale; purchased power and other regulatory charges (credits) - net
Non-fuel O&M	Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale and purchased power
Non-fuel O&M per MWh	Non-fuel O&M per MWh of billed sales
Number of electric retail customers	Number of electric customers at the end of the period

EWC Operating and Financial Measures
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades; revenue will fluctuate due to factors including market price changes affecting revenue received on positive or negative basis differentials and other risk management costs

Average revenue under contract (applies to capacity contracts only) (in $/kW-month)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by ISO New England, NYISO and MISO
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including estimates for market price changes affecting revenue received on positive or negative basis differentials and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA

GWh billed	Total number of GWh billed to customers and financially-settled instruments
Net revenue	Operating revenues less fuel, fuel-related expenses and purchased power
Owned capacity (MW)	Installed capacity owned by EWC
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts or options that mitigate price uncertainty that may or may not require regulatory approval or approval of transmission rights or other conditions precedent; positions that are no longer classified as hedges are netted in the planned generation under contract

Planned net MW in operation (average)
Amount of installed capacity to generate power and/or sell capacity, assuming intent to shutdown Pilgrim (May 31, 2019), Indian Point 2 (April 30, 2020), Indian Point 3 (April 30, 2021) and Palisades (May 31, 2022)

Appendix F-1: Definitions
EWC Operating and Financial Measures (continued)
Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics and outage schedules, assuming intent to shutdown Pilgrim (May 31, 2019), Indian Point 2 (April 30, 2020), Indian Point 3 (April 30, 2021) and Palisades (May 31, 2022)

Production cost per MWh	Fuel and non-fuel O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation), excluding special items
Refueling outage days	Number of days lost for a scheduled refueling and maintenance outage during the period
Unit-contingent
Transaction under which power is supplied from a specific generation asset; if the asset is in operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures - GAAP
Debt of joint ventures - Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital ratio	Total debt divided by total capitalization
Leases - Entergy’s share	Operating leases held by subsidiaries capitalized at implicit interest rate
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers, including Entergy Nuclear Vermont Yankee
ROE - as-reported	12-months rolling net income attributable to Entergy Corporation divided by average common equity
ROIC - as-reported	12-months rolling net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Securitization debt
Debt associated with securitization bonds issued to recover storm costs from hurricanes Rita, Ike and Gustav at E-TX and Hurricane Isaac at E-NO; the 2009 ice storm at E-AR and investment recovery of costs associated with the cancelled Little Gypsy repowering project at E-LA

Total debt	Sum of short-term and long-term debt, notes payable and commercial paper and capital leases on the balance sheet

Appendix F-1: Definitions
Financial Measures - Non-GAAP
Adjusted EBITDA	Earnings before interest, depreciation and amortization and income taxes and excluding decommissioning expense
Debt to capital ratio, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
ETR adjusted earnings
As-reported earnings with certain adjustments, which are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the EWC segment given its strategic decision to exit the EWC business, and items such as certain costs, expenses, significant tax items, or other specified items

FFO
OCF less AFUDC - borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, prepaid taxes and taxes accrued, interest accrued and other working capital accounts) and securitization regulatory charges

Gross liquidity	Sum of cash and revolver capacity
Net debt to net capital ratio, excluding securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Operational adjusted EBITDA	Adjusted EBITDA excluding effects of special items
Operational EPS	As-reported EPS excluding special items
Operational FFO	FFO excluding the effects of special items
Operational FFO to debt ratio, excluding securitization debt	12-months rolling operational FFO as a percentage of end of period total debt excluding securitization debt
Operational FFO to debt ratio, excluding securitization debt and return of unprotected excess ADIT	12-months rolling operational FFO as a percentage of end of period total debt excluding securitization debt and return of unprotected excess ADIT
Parent debt to total debt ratio, excluding securitization debt	End of period Entergy Corporation debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excluding securitization debt
ROE - operational	12-months rolling operational net income attributable to Entergy Corporation divided by average common equity
ROIC - operational	12-months rolling operational net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
UP&O adjusted earnings	As-reported earnings excluding special items and normalizing weather and income taxes
Utility, Parent & Other	Combines the Utility segment with Parent & Other, which is all of Entergy excluding the EWC segment

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
ADIT
AFUDC -
borrowed funds
AFUDC -
equity funds
ALJ
AMI
ANO

APSC
ARO
bps
CCGT
CCN
CCNO
COD
CT
CWIP
DCRF
E-AR
E-LA
E-MS
E-NO
E-TX
EBITDA

ENGC
ENP
EPS
ETR
EWC
FERC
FFO
FitzPatrick

FRP
GAAP
Grand Gulf or GGNS
Indian Point 1
or IP1
Indian Point 2
or IP2
Indian Point 3
or IP3
IPEC
ISES 2

IRS

Accumulated deferred income taxes
Allowance for borrowed funds used during construction
Allowance for equity funds used during construction
Administrative law judge
Advanced metering infrastructure
Units 1 and 2 of Arkansas Nuclear One owned by E-AR (nuclear)
Arkansas Public Service Commission
Asset retirement obligation
Basis points
Combined cycle gas turbine
Certificate of convenience & necessity
Council of the City of New Orleans, Louisiana
Commercial operation date
Simple cycle combustion turbine
Construction work in progress
Distribution cost recovery factor
Entergy Arkansas, LLC
Entergy Louisiana, LLC
Entergy Mississippi, LLC
Entergy New Orleans, LLC
Entergy Texas, Inc.
Earnings before interest, income taxes, depreciation and amortization
Entergy Nuclear Generation Company
Entergy Nuclear Palisades, LLC
Earnings per share
Entergy Corporation
Entergy Wholesale Commodities
Federal Energy Regulatory Commission
Funds from operations
James A. FitzPatrick Nuclear Power Plant (nuclear, sold March 31, 2017)
Formula rate plan
U.S. generally accepted accounting principles
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI
Indian Point Energy Center Unit 1 (nuclear) (shut down in 1974)
Indian Point Energy Center Unit 2 (nuclear)

Indian Point Energy Center Unit 3 (nuclear)

Indian Point Energy Center (nuclear)
Unit 2 of Independence Steam Electric Station (coal)
Internal Revenue Service

ISO
IT
LPSC
LTM
LTSA
MISO
Moody’s
MPSC
MTEP
Nelson 6
NEPOOL
Ninemile 6
Non-fuel O&M
NDT
NOPS
NorthStar
NRC
NYISO
NYPA
NYSE
O&M
OCF
OpCo
OPEB
P&O
Palisades
Pilgrim
PPA

PUCT
RICE
RFP
ROE
ROIC
RS Cogen
RSP
S&P
SCPS
SEC
SERI
TCRF
Union
UPSA
UP&O
VPUC
VY or Vermont Yankee
WACC
WPEC

Independent system operator
Information technology
Louisiana Public Service Commission
Last twelve months
Long-term service agreement
Midcontinent Independent System Operator, Inc.
Moody’s Investor Service
Mississippi Public Service Commission
MISO Transmission Expansion Planning
Unit 6 of Roy S. Nelson plant (coal)
New England Power Pool
Ninemile Point Unit 6 (CCGT)
Non-fuel operation and maintenance expense
Nuclear decommissioning trust
New Orleans Power Station (RICE/natural gas)
NorthStar Decommissioning Holdings, LLC
Nuclear Regulatory Commission
New York Independent System Operator, Inc.
New York Power Authority
New York Stock Exchange
Operation and maintenance expense
Net cash flow provided by operating activities
Operating Company
Other post-employment benefits
Parent & other
Palisades Power Plant (nuclear)
Pilgrim Nuclear Power Station (nuclear)
Power purchase agreement or purchased power agreement
Public Utility Commission of Texas
Reciprocating Internal Combustion Engine
Request for proposals
Return on equity
Return on invested capital
RS Cogen facility (CCGT cogeneration)
Rate Stabilization Plan (E-LA Gas)
Standard & Poor’s
St. Charles Power Station (CCGT)
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
Transmission cost recovery factor
Union Power Station (CCGT)
Unit Power Sales Agreement
Utility, Parent & Other
Vermont Public Utility Commission
Vermont Yankee Nuclear Power Station (nuclear)

Weighted-average cost of capital
Washington Parish Energy Center (CT/natural gas)

G: GAAP to Non-GAAP Reconciliations
Appendix G-1, Appendix G-2 and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - EWC Operational Net Revenue
($ in millions except where noted)		Fourth Quarter		Year-to-Date
		2018	2017	2018	2017
EWC
As-reported net revenue	(A)	281	333	1,276	1,469
Special items included in net revenue:
EWC Nuclear costs associated with the strategic decision to exit the EWC business		—	—	—	91
Total special items included in net revenue	(B)	—	—	—	91
Operational net revenue	(A-B)	281	333	1,276	1,378

EWC Nuclear
As-reported EWC Nuclear net revenue	(C)	274	327	1,258	1,456
Special items included in EWC Nuclear net revenue:
EWC Nuclear costs associated with the strategic decision to exit the EWC business		—	—	—	91
Total special items included in EWC Nuclear net revenue	(D)	—	—	—	91
Operational EWC Nuclear net revenue	(C-D)	274	327	1,258	1,365

Calculations may differ due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - ROIC, ROE
($ in millions except where noted)		Fourth Quarter
		2018	2017
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months	(A)	849	412
Preferred dividends		14	14
Tax-effected interest expense		527	407
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months adjusted for preferred dividends and tax-effected interest expense	(B)	1,390	833

Special items in prior quarters		(317)	(272)
Items associated with the strategic decision to exit the EWC business		(214)	(91)
Tax reform		38	(525)
Total special items, rolling 12 months	(C)	(493)	(889)

Operational earnings, rolling 12 months adjusted for preferred dividends and tax effected interest expense (non-GAAP)	(B-C)	1,882	1,721

Operational earnings, rolling 12 months (non-GAAP)	(A-C)	1,341	1,300

Average invested capital	(D)	26,032	24,213

Average common equity	(E)	8,418	8,037

ROIC - as-reported	(B/D)	5.3%	3.4%
ROIC - operational	[(B-C)/D]	7.2%	7.1%
ROE - as-reported	(A/E)	10.1%	5.1%
ROE - operational	[(A-C)/E]	15.9%	16.2%

Calculations may differ due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; FFO to Debt, excluding Securitization Debt and Return of Unprotected Excess ADIT

($ in millions except where noted)		Fourth Quarter
		2018	2017
Total debt	(A)	18,133	16,677
Less securitization debt	(B)	424	545
Total debt, excluding securitization debt	(C)	17,709	16,132
Less cash and cash equivalents	(D)	481	781
Net debt, excluding securitization debt	(E)	17,228	15,351

Total capitalization	(F)	27,196	24,867
Less securitization debt	(B)	424	545
Total capitalization, excluding securitization debt	(G)	26,772	24,322
Less cash and cash equivalents	(D)	481	781
Net capital, excluding securitization debt	(H)	26,291	23,541

Debt to capital ratio	(A/F)	66.7%	67.1%
Debt to capital ratio, excluding securitization debt	(C/G)	66.1%	66.3%
Net debt to net capital ratio, excluding securitization debt	(E/H)	65.5%	65.2%

Revolver capacity	(I)	4,056	4,174

Gross liquidity	(D+I)	4,537	4,955

Entergy Corporation notes:
Due September 2020		450	450
Due July 2022		650	650
Due September 2026		750	750
Total parent long-term debt	(J)	1,850	1,850
Revolver draw	(K)	220	210
Commercial paper	(L)	1,942	1,467
Unamortized debt issuance and discounts	(M)	(10)	(11)
Total parent debt	(J+K+L+M)	4,002	3,516

Parent debt to total debt ratio, excluding securitization debt	[(J+K+L+M)/C]	22.6%	21.8%

Calculations may differ due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; FFO to Debt, excluding Securitization Debt and Return of Unprotected Excess ADIT (continued)

($ in millions except where noted)		Fourth Quarter
		2018	2017
Total debt	(A)	18,133	16,677
Less securitization debt	(B)	424	545
Total debt, excluding securitization debt	(C)	17,709	16,132

Net cash flow provided by operating activities, rolling 12 months	(D)	2,385	2,624

AFUDC - borrowed funds, rolling 12 months	(E)	(61)	(45)

Working capital items in net cash flow provided by operating activities (rolling 12 months):
Receivables		99	(98)
Fuel inventory		46	(3)
Accounts payable		97	102
Taxes accrued		39	34
Interest accrued		5	1
Other working capital accounts		(164)	(4)
Securitization regulatory charges		124	116
Total	(F)	246	148

FFO, rolling 12 months	(G)=(D+E-F)	2,079	2,431

Add back special items (rolling 12 months pre-tax):
Items associated with the strategic decision to exit the EWC business		43	126
Operational FFO, rolling 12 months	(H)	2,122	2,557

Operational FFO to debt ratio, excluding securitization debt	(H/C)	12.0%	15.9%

Estimated return of unprotected excess ADIT (rolling 12 months pre-tax)	(I)	592	0

Operational FFO to debt ratio, excluding securitization debt and return of unprotected excess ADIT	[(H)+(I)/(C)]	15.3%	15.9%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
December 31, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$52,362	$4,096	$232	$56,690
Temporary cash investments	207,590	3,792	212,903	424,285
Total cash and cash equivalents	259,952	7,888	213,135	480,975
Notes receivable	—	(511,786)	511,786	—
Accounts receivable:
Customer	481,059	—	77,435	558,494
Allowance for doubtful accounts	(7,322)	—	—	(7,322)
Associated companies	28,949	(32,855)	3,906	—
Other	157,656	—	10,066	167,722
Accrued unbilled revenues	395,511	—	—	395,511
Total accounts receivable	1,055,853	(32,855)	91,407	1,114,405
Deferred fuel costs	27,251	—	—	27,251
Fuel inventory - at average cost	113,698	—	3,606	117,304
Materials and supplies - at average cost	719,438	—	33,405	752,843
Deferred nuclear refueling outage costs	147,796	—	83,164	230,960
Prepayments and other	171,199	(16,113)	79,240	234,326
TOTAL	2,495,187	(552,866)	1,015,743	2,958,064

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,430,792	(1,430,878)	86	—
Decommissioning trust funds	3,066,588	—	3,853,576	6,920,164
Non-utility property - at cost (less accumulated depreciation)	293,182	(14)	11,214	304,382
Other	436,981	—	284	437,265
TOTAL	5,227,543	(1,430,892)	3,865,160	7,661,811

PROPERTY, PLANT, AND EQUIPMENT

Electric	48,275,159	9,585	911,834	49,196,578
Property under capital lease	634,908	—	—	634,908
Natural gas	496,150	—	—	496,150
Construction work in progress	2,815,214	270	73,155	2,888,639
Nuclear fuel	753,513	—	107,759	861,272
TOTAL PROPERTY, PLANT AND EQUIPMENT	52,974,944	9,855	1,092,748	54,077,547
Less - accumulated depreciation and amortization	21,430,017	198	672,886	22,103,101
PROPERTY, PLANT AND EQUIPMENT - NET	31,544,927	9,657	419,862	31,974,446

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	4,746,496	—	—	4,746,496
Deferred fuel costs	239,496	—	—	239,496
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	41,969	2,677	9,947	54,593
Other	107,450	10,048	145,490	262,988
TOTAL	5,509,510	12,725	158,510	5,680,745

TOTAL ASSETS	$44,777,167	($1,961,376)	$5,459,275	$48,275,066

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$650,009	$—	$—	$650,009
Notes payable and commercial paper:
Associated companies	—	(227,298)	227,298	—
Other	—	1,942,339	—	1,942,339
Account payable:
Associated companies	29,135	(51,435)	22,300	—
Other	1,174,309	45	321,704	1,496,058
Customer deposits	411,505	—	—	411,505
Taxes accrued	267,678	(18,490)	5,053	254,241
Interest accrued	166,592	26,401	199	193,192
Deferred fuel costs	52,396	—	—	52,396
Obligations under capital leases	1,617	—	—	1,617
Pension and other postretirement liabilities	49,104	—	12,136	61,240
Current portion of unprotected excess accumulated deferred
income taxes	248,127	—	—	248,127
Other	92,168	1,638	39,014	132,820
TOTAL	3,142,640	1,673,200	627,704	5,443,544

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,458,667	(317,012)	(1,034,503)	4,107,152
Accumulated deferred investment tax credits	213,101	—	—	213,101
Obligations under capital leases	20,378	—	—	20,378
Regulatory liability for income taxes - net	1,817,021	—	—	1,817,021
Other regulatory liabilities	1,620,254	—	—	1,620,254
Decommissioning and retirement cost liabilities	3,244,419	—	3,111,124	6,355,543
Accumulated provisions	513,489	—	618	514,107
Pension and other postretirement liabilities	1,937,884	—	678,201	2,616,085
Long-term debt	13,319,111	2,060,192	139,000	15,518,303
Other	740,865	(397,003)	642,009	985,871
TOTAL	28,885,189	1,346,177	3,536,449	33,767,815

Subsidiaries' preferred stock without sinking fund	195,153	—	24,249	219,402

COMMON EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 261,587,009 shares in 2018	1,973,748	(2,172,235)	201,103	2,616
Paid-in capital	3,864,764	767,625	1,319,042	5,951,431
Retained earnings	6,931,882	1,577,576	211,692	8,721,150
Accumulated other comprehensive income (loss)	(96,209)	—	(460,964)	(557,173)
Less - treasury stock, at cost (72,530,866 shares in 2018)	120,000	5,153,719	—	5,273,719
TOTAL	12,554,185	(4,980,753)	1,270,873	8,844,305

TOTAL LIABILITIES AND EQUITY	$44,777,167	($1,961,376)	$5,459,275	$48,275,066

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$50,270	$971	$5,388	$56,629
Temporary cash investments	494,158	3,663	226,822	724,644
Total cash and cash equivalents	544,428	4,634	232,210	781,273
Notes receivable	—	(514,418)	514,418	—
Accounts receivable:
Customer	561,751	—	111,596	673,347
Allowance for doubtful accounts	(13,587)	—	—	(13,587)
Associated companies	43,639	(55,019)	11,381	—
Other	159,396	—	9,981	169,377
Accrued unbilled revenues	383,813	—	—	383,813
Total accounts receivable	1,135,012	(55,019)	132,958	1,212,950
Deferred fuel costs	95,746	—	—	95,746
Fuel inventory - at average cost	178,813	—	3,830	182,643
Materials and supplies - at average cost	672,715	—	50,506	723,222
Deferred nuclear refueling outage costs	130,103	—	3,061	133,164
Prepayments and other	150,568	(8,677)	14,442	156,333
TOTAL	2,907,385	(573,480)	951,425	3,285,331

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,785	(1,390,673)	86	198
Decommissioning trust funds	3,162,649	—	4,049,344	7,211,993
Non-utility property - at cost (less accumulated depreciation)	251,904	(13)	9,089	260,980
Other	439,264	—	2,598	441,862
TOTAL	5,244,602	(1,390,686)	4,061,117	7,915,033

PROPERTY, PLANT, AND EQUIPMENT

Electric	46,332,630	4,406	950,333	47,287,370
Property under capital lease	620,544	—	—	620,544
Natural gas	453,162	—	—	453,162
Construction work in progress	1,949,769	253	30,487	1,980,508
Nuclear fuel	822,260	—	100,941	923,200
TOTAL PROPERTY, PLANT AND EQUIPMENT	50,178,365	4,659	1,081,761	51,264,784
Less - accumulated depreciation and amortization	21,003,295	198	596,931	21,600,424
PROPERTY, PLANT AND EQUIPMENT - NET	29,175,070	4,461	484,830	29,664,360

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	4,935,689	—	—	4,935,689
Deferred fuel costs	239,298	—	—	239,298
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	32,238	40,541	105,425	178,204
Other	70,288	9,635	32,139	112,062
TOTAL	5,651,612	50,176	140,637	5,842,425

TOTAL ASSETS	$42,978,669	($1,909,529)	$5,638,009	$46,707,149

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$760,007	$—	$—	$760,007
Notes payable and commercial paper:
Associated companies	—	(6,433)	6,433	—
Other	111,345	1,466,963	—	1,578,308
Account payable:
Associated companies	31,970	(67,310)	35,340	—
Other	1,211,661	109	240,446	1,452,216
Customer deposits	401,330	—	—	401,330
Taxes accrued	241,877	(12,298)	(14,612)	214,967
Interest accrued	161,077	26,603	292	187,972
Deferred fuel costs	146,522	—	—	146,522
Obligations under capital leases	1,502	—	—	1,502
Pension and other postretirement liabilities	59,378	—	12,234	71,612
Other	129,001	1,958	90,812	221,771
TOTAL	3,255,670	1,409,592	370,945	5,036,207

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,288,573	(151,174)	(670,896)	4,466,503
Accumulated deferred investment tax credits	219,634	—	—	219,634
Obligations under capital leases	22,015	—	—	22,015
Regulatory liability for income taxes - net	2,900,204	—	—	2,900,204
Other regulatory liabilities	1,588,520	—	—	1,588,520
Decommissioning and retirement cost liabilities	3,002,469	—	3,183,345	6,185,814
Accumulated provisions	477,742	—	531	478,273
Pension and other postretirement liabilities	2,170,518	—	740,136	2,910,654
Long-term debt	12,163,671	2,048,518	103,070	14,315,259
Other	714,509	(393,075)	72,314	393,748
TOTAL	28,547,855	1,504,269	3,428,500	33,480,624

Subsidiaries' preferred stock without sinking fund	173,554	—	24,249	197,803

COMMON EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2017	2,030,268	(2,228,823)	201,103	2,548
Paid-in capital	2,934,943	1,006,941	1,491,549	5,433,433
Retained earnings	6,304,977	1,676,129	(3,404)	7,977,702
Accumulated other comprehensive income (loss)	(148,598)	—	125,067	(23,531)
Less - treasury stock, at cost (74,235,135 shares in 2017)	120,000	5,277,637	—	5,397,637
TOTAL	11,001,590	(4,823,390)	1,814,315	7,992,515

TOTAL LIABILITIES AND EQUITY	$42,978,669	($1,909,529)	$5,638,009	$46,707,149

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended December 31, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,107,747	($9)	$—	$2,107,738
Natural gas	43,446	—	—	43,446
Competitive businesses	—	—	361,298	361,298
Total	2,151,193	(9)	361,298	2,512,482

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	490,031	(9)	19,404	509,426
Purchased power	345,515	9	60,838	406,362
Nuclear refueling outage expenses	37,194	—	574	37,768
Other operation and maintenance	649,808	10,702	208,187	868,697
Asset write-offs, impairments and related charges		—	235,239	235,239
Decommissioning	38,279	—	64,396	102,675
Taxes other than income taxes	135,755	(18)	20,533	156,270
Depreciation and amortization	313,479	265	33,599	347,343
Other regulatory charges	77,633	—	—	77,633
Total	2,087,694	10,949	642,770	2,741,413

OPERATING INCOME (LOSS)	63,499	(10,958)	(281,472)	(228,931)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	37,235	—	—	37,235
Interest and investment income	6,021	(38,436)	(168,808)	(201,223)
Miscellaneous - net	13,818	(4,422)	(15,710)	(6,314)
Total	57,074	(42,858)	(184,518)	(170,302)

INTEREST EXPENSE
Interest expense	154,801	34,723	8,251	197,775
Allowance for borrowed funds used during construction	(17,797)	—	—	(17,797)
Total	137,004	34,723	8,251	179,978

INCOME (LOSS) BEFORE INCOME TAXES	(16,431)	(88,539)	(474,241)	(579,211)

Income taxes	(407,413)	(7,332)	(102,144)	(516,889)

NET INCOME (LOSS)	390,982	(81,207)	(372,097)	(62,322)

Preferred dividend requirements of subsidiaries	3,030	—	547	3,577

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$387,952	($81,207)	($372,644)	($65,899)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$2.12	($0.44)	($2.04)	($0.36)
DILUTED	$2.12	($0.44)	($2.04)	($0.36)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				183,083,673
DILUTED				183,083,673
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended December 31, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,222,156	($19)		$2,222,137
Natural gas	38,845	—	—	38,845
Competitive businesses	—	—	362,863	362,863
Total	2,261,001	(19)	362,863	2,623,845

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	546,000	(115)	19,242	565,127
Purchased power	234,489	115	10,942	245,546
Nuclear refueling outage expenses	41,907	—	2,117	44,023
Other operation and maintenance	678,580	8,944	218,615	906,139
Asset write-offs, impairments and related charges	—	—	116,788	116,788
Decommissioning	35,790	—	59,833	95,623
Taxes other than income taxes	128,653	170	19,643	148,466
Depreciation and amortization	300,998	416	36,232	337,647
Other regulatory charges (credits) - net	(72,586)	—	—	(72,586)
Total	1,893,831	9,530	483,412	2,386,773

OPERATING INCOME	367,170	(9,549)	(120,549)	237,072

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	29,366	—	—	29,366
Interest and investment income	50,726	(38,440)	80,933	93,219
Miscellaneous - net	(16,392)	(259)	(18,048)	(34,699)
Total	63,700	(38,699)	62,885	87,886

INTEREST EXPENSE
Interest expense	154,646	23,823	5,887	184,356
Allowance for borrowed funds used during construction	(13,812)	—	—	(13,812)
Total	140,834	23,823	5,887	170,544

INCOME BEFORE INCOME TAXES	290,036	(72,071)	(63,551)	154,414

Income taxes	334,625	(65,739)	361,239	630,125

NET INCOME (LOSS)	(44,589)	(6,332)	(424,790)	(475,711)

Preferred dividend requirements of subsidiaries	2,856	—	547	3,403

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	($47,445)	($6,332)	($425,337)	($479,114)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	($0.26)	($0.04)	($2.36)	($2.66)
DILUTED	($0.26)	($0.04)	($2.36)	($2.66)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				180,303,505
DILUTED				180,303,505
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Year to Date December 31, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,384,234	($123)	$—	$9,384,111
Natural gas	156,436	—	—	156,436
Competitive businesses	—	—	1,468,905	1,468,905
Total	9,540,670	(123)	1,468,905	11,009,452

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,070,678	(123)	77,238	2,147,793
Purchased power	1,543,470	119	115,210	1,658,799
Nuclear refueling outage expenses	150,255	—	3,571	153,826
Other operation and maintenance	2,501,369	37,328	807,700	3,346,397
Asset write-offs, impairments and related charges	—	—	532,321	532,321
Decommissioning	149,624	—	238,884	388,508
Taxes other than income taxes	561,985	1,796	78,171	641,952
Depreciation and amortization	1,218,320	1,274	149,848	1,369,442
Other regulatory charges (credits) - net	301,049	—	—	301,049
Total	8,496,750	40,394	2,002,943	10,540,087

OPERATING INCOME	1,043,920	(40,517)	(534,038)	469,365

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	129,602	—	—	129,602
Interest and investment income	203,936	(154,615)	14,543	63,864
Miscellaneous - net	(62,026)	(11,251)	(56,477)	(129,754)
Total	271,512	(165,866)	(41,934)	63,712

INTEREST EXPENSE
Interest expense	613,893	120,735	33,694	768,322
Allowance for borrowed funds used during construction	(60,974)	—	—	(60,974)
Total	552,919	120,735	33,694	707,348

INCOME (LOSS) BEFORE INCOME TAXES	762,513	(327,118)	(609,666)	(174,271)

Income taxes	(732,548)	(35,253)	(269,025)	(1,036,826)

NET INCOME (LOSS)	1,495,061	(291,865)	(340,641)	862,555

Preferred dividend requirements of subsidiaries	11,706	—	2,188	13,894

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$1,483,355	($291,865)	($342,829)	$848,661

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$8.18	($1.61)	($1.89)	$4.68
DILUTED	$8.09	($1.59)	($1.87)	$4.63

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				181,409,597
DILUTED				183,378,513
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Year to Date December 31, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,279,010	($115)	$—	$9,278,895
Natural gas	138,856	—	—	138,856
Competitive businesses	—	—	1,656,730	1,656,730
Total	9,417,866	(115)	1,656,730	11,074,481

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,908,576	(115)	83,128	1,991,589
Purchased power	1,323,161	115	104,674	1,427,950
Nuclear refueling outage expenses	154,010	—	14,141	168,151
Other operation and maintenance	2,416,130	27,128	863,436	3,306,694
Asset write-offs, impairments and related charges	—	—	538,372	538,372
Decommissioning	150,727	—	254,958	405,685
Taxes other than income taxes	536,407	1,532	79,617	617,556
Depreciation and amortization	1,195,179	1,678	193,121	1,389,978
Other regulatory charges (credits) - net	(131,901)	—	—	(131,901)
Total	7,552,289	30,338	2,131,447	9,714,074

OPERATING INCOME	1,865,577	(30,453)	(474,717)	1,360,407

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	95,088	—	—	95,088
Interest and investment income	218,317	(154,241)	224,121	288,197
Miscellaneous - net	(63,917)	(5,004)	(44,505)	(113,426)
Total	249,488	(159,245)	179,616	269,859

INTEREST EXPENSE
Interest expense	592,170	91,328	23,714	707,212
Allowance for borrowed funds used during construction	(44,869)	—	—	(44,869)
Total	547,301	91,328	23,714	662,343

INCOME BEFORE INCOME TAXES	1,567,764	(281,026)	(318,815)	967,923

Income taxes	794,616	(105,566)	(146,480)	542,570

NET INCOME (LOSS)	773,148	(175,460)	(172,335)	425,353

Preferred dividend requirements of subsidiaries	11,553	—	2,188	13,741

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$761,595	($175,460)	($174,523)	$411,612

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$4.24	($0.98)	($0.97)	$2.29
DILUTED	$4.22	($0.97)	($0.97)	$2.28

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,671,797
DILUTED				180,535,893
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Year to Date December 31, 2018 vs. 2017
(Dollars in thousands)
(Unaudited)
	2018	2017	Variance

OPERATING ACTIVITIES
Consolidated net income	$862,555	$425,353	$437,202
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,040,555	2,078,578	(38,023)
Deferred income taxes, investment tax credits, and non-current taxes accrued	(256,848)	529,053	(785,901)
Asset write-offs, impairments and related charges	491,739	357,251	134,488
Changes in working capital:
Receivables	98,546	(97,637)	196,183
Fuel inventory	45,839	(3,043)	48,882
Accounts payable	97,312	101,802	(4,490)
Prepaid taxes and taxes accrued	39,272	33,853	5,419
Interest accrued	5,220	742	4,478
Deferred fuel costs	(25,829)	56,290	(82,119)
Other working capital accounts	(164,173)	(4,331)	(159,842)
Changes in provisions for estimated losses	35,706	(3,279)	38,985
Changes in other regulatory assets	189,193	595,504	(406,311)
Changes in other regulatory liabilities	(803,323)	2,915,795	(3,719,118)
Deferred tax rate change recognized as regulatory liability / asset	—	(3,665,498)	3,665,498
Changes in pensions and other postretirement liabilities	(304,941)	(130,686)	(174,255)
Other	34,424	(566,247)	600,671
Net cash flow provided by operating activities	2,385,247	2,623,500	(238,253)
INVESTING ACTIVITIES
Construction/capital expenditures	(3,942,010)	(3,607,532)	(334,478)
Allowance for equity funds used during construction	130,195	96,000	34,195
Nuclear fuel purchases	(302,584)	(377,324)	74,740
Payment for purchase of plant or assets	(26,623)	(16,762)	(9,861)
Proceeds from sale of assets	24,902	100,000	(75,098)
Insurance proceeds received for property damages	18,270	26,157	(7,887)
Changes in securitization account	(5,844)	1,323	(7,167)
Payments to storm reserve escrow account	(6,551)	(2,878)	(3,673)
Receipts from storm reserve escrow account	—	11,323	(11,323)
Decrease (increase) in other investments	(54,500)	1,078	(55,578)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	59,643	25,493	34,150
Proceeds from nuclear decommissioning trust fund sales	6,484,791	3,162,747	3,322,044
Investment in nuclear decommissioning trust funds	(6,485,676)	(3,260,674)	(3,225,002)
Net cash flow used in investing activities	(4,105,987)	(3,841,049)	(264,938)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	8,035,536	1,809,390	6,226,146
Preferred stock of subsidiary	73,330	14,399	58,931
Treasury stock	103,315	80,729	22,586
Common stock	499,272	—	499,272
Retirement of long-term debt	(6,965,738)	(1,585,681)	(5,380,057)
Repurchase / redemption of preferred stock	(53,868)	(20,599)	(33,269)
Changes in credit borrowings and commercial paper - net	364,031	1,163,296	(799,265)
Other	26,453	(7,731)	34,184
Dividends paid:
Common stock	(647,704)	(628,885)	(18,819)
Preferred stock	(14,185)	(13,940)	(245)
Net cash flow provided by financing activities	1,420,442	810,978	609,464
Net decrease in cash and cash equivalents	(300,298)	(406,571)	106,273
Cash and cash equivalents at beginning of period	781,273	1,187,844	(406,571)
Cash and cash equivalents at end of period	$480,975	$781,273	($300,298)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$734,845	$678,371	$56,474
Income taxes	$19,825	($13,375)	$33,200

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended December 31, 2018 vs. 2017
(Dollars in thousands)
(Unaudited)
	2018	2017	Variance

OPERATING ACTIVITIES
Consolidated net income (loss)	($62,322)	($475,711)	$413,389
Adjustments to reconcile consolidated net income (loss) to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	523,211	517,013	6,198
Deferred income taxes, investment tax credits, and non-current taxes accrued	(339,489)	619,660	(959,149)
Asset write-offs, impairments and related charges	281,476	115,413	166,063
Changes in working capital:
Receivables	252,249	100,392	151,857
Fuel inventory	(3,889)	(23,789)	19,900
Accounts payable	17,363	177,764	(160,401)
Prepaid taxes and taxes accrued	(4,238)	(33,042)	28,804
Interest accrued	14,618	6,853	7,765
Deferred fuel costs	(545)	173,926	(174,471)
Other working capital accounts	(78,110)	77,448	(155,558)
Changes in provisions for estimated losses	7,107	6,794	313
Changes in other regulatory assets	(17,942)	478,074	(496,016)
Changes in other regulatory liabilities	(389,639)	2,893,671	(3,283,310)
Deferred tax rate change recognized as regulatory liability / asset	—	(3,665,498)	3,665,498
Changes in pensions and other postretirement liabilities	40,585	223,611	(183,026)
Other	285,308	(281,830)	567,138
Net cash flow provided by operating activities	525,743	910,749	(385,006)
INVESTING ACTIVITIES
Construction/capital expenditures	(1,058,963)	(985,428)	(73,535)
Allowance for equity funds used during construction	37,366	29,563	7,803
Nuclear fuel purchases	(131,765)	(151,270)	19,505
Payment for purchase of plant or assets	(26,623)	(16,762)	(9,861)
Proceeds from sale of assets	11,987	—	11,987
Insurance proceeds received for property damages	7,747	—	7,747
Changes in securitization account	7,141	7,817	(676)
Payments to storm reserve escrow account	(2,036)	(953)	(1,083)
Receipts from storm reserve escrow account	—	2,487	(2,487)
Decrease (increase) in other investments	(18,360)	113,295	(131,655)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	59,643	—	59,643
Proceeds from nuclear decommissioning trust fund sales	2,306,872	1,259,964	1,046,908
Investment in nuclear decommissioning trust funds	(2,298,515)	(1,272,040)	(1,026,475)
Net cash flow used in investing activities	(1,105,506)	(1,013,327)	(92,179)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	2,431,405	586,784	1,844,621
Preferred stock of subsidiary	73,330	14,399	58,931
Treasury stock	78,669	65,608	13,061
Common stock	499,272	—	499,272
Retirement of long-term debt	(2,783,918)	(362,766)	(2,421,152)
Repurchase / redemption of preferred stock	(53,868)	(20,599)	(33,269)
Changes in credit borrowings and commercial paper - net	(4,339)	225,619	(229,958)
Other	913	(7,394)	8,307
Dividends paid:
Common stock	(164,839)	(160,489)	(4,350)
Preferred stock	(3,868)	(3,602)	(266)
Net cash flow provided by financing activities	72,757	337,560	(264,803)
Net increase (decrease) in cash and cash equivalents	(507,006)	234,982	(741,988)
Cash and cash equivalents at beginning of period	987,981	546,291	441,690
Cash and cash equivalents at end of period	$480,975	$781,273	($300,298)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$176,464	$170,459	$6,005
Income taxes	$1,085	($1,492)	$2,577